As filed with the Securities and Exchange Commission on March 29, 2016

Registration No. 333-179385

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8
ALLDIGITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Nevada (State of Incorporation)	20-5354797 (I.R.S. Employer Identification No.)

6 Hughes, Suite 200, Irvine, California 92618
(Address of principal executive offices)     (Zip Code)

(949) 250-7340
(Registrant's telephone number, including area code)

AllDigital Holdings, Inc.
Amended and Restated 2011 Stock Incentive Plan
 (Full title of the plan)

Michael Linos
President and Chief Executive Officer
AllDigital Holdings, Inc.
6 Hughes, Suite 200
Irvine, California 92618
(949) 250-7340
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Larry A. Cerutti
Troutman Sanders LLP
5 Park Plaza, Suite 1400
Irvine, California 92614
(949) 622-2739

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Deregistration of Unsold Securities

This post-effective amendment relates to the following registration statement on Form S-8 (the "S-8 Registration Statement") of AllDigital Holdings, Inc. (the "Company"):

•	File No. 333-179385, filed February 6, 2012, registering shares of the Company's common stock under the AllDigital Holdings, Inc. 2011 Stock Incentive Plan.

This post-effective amendment to the S-8 Registration Statement is being filed solely to deregister any and all securities previously registered under the S-8 Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 29, 2016.

AllDigital Holdings, Inc. (Registrant)

By:	/s/ Michael Linos
Name:	Michael Linos
Title:	President and Chief Executive Officer

Note: No other person is required to sign this post-effective amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.